Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2009 relating to the consolidated financial statements of New York Mortgage Trust, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of New York Mortgage Trust, Inc. for the year ended December 31, 2008, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
New York, New York October 23, 2009